Exhibit (b)(2)
Santander Investment
To:
CMVM — Comissno do Mercado de Valores Mobiliários
Av. Liberdade n.E252
1056-801 LISBOA
Fax: (351) 21 353 70 77
UNDERTAKING TO PAY LETTER
12 January 2007
Tender offer launched by Sonaecom, SGPS, S.A. and Sonaecom BV (together the “Offerors”), pursuant to article 173 et sequii of the Código dos Valores Mobiliários, in relation to a maximum of 1.117.564.843 ordinary shares of PORTUGAL TELECOM, SGPS, S.A., for an amount of €9,50 each (the “Offer”).
The Banks identified in the Schedule attached hereto (the “Banks”) hereby declare and acknowledge that:
(1)	the Banks up to their respective commitments have made available to the Offerors a facility in the aggregate amount equal to €9.866.866.009,00 (“Maximum Amount”), which may exclusively be used to settle the consideration for the shares of Portugal Telecom, SGPS, S.A. (the “Company”), which shall be tendered pursuant to the Offer — equal to €9,50 in cash for each share of the Company;

(2)	the Offerors have provided the Banks with irrevocable instructions to use such funds in the measure necessary to settle, through Banco Santander de Negócios Portugal, S.A., the financial intermediary charged with the assistance to the Offer (the “Financial Intermediary”), in the name and on behalf of the Offerors, the consideration due for the shares tendered pursuant to the Offer on the date of the settlement of the Offer, up to the Maximum Amount;

(3)	the Banks have accepted such instructions;

(4)	therefore, the Banks hereby irrevocably and in unconditional manner undertake before the addressees of the Offer to pay with such funds in the name and on behalf of the Offerors, to the Financial Intermediary, the consideration due for the shares tendered pursuant to the Offer on the date of the settlement of the Offer, up to the Maximum Amount;

(5)	the Banks hereby irrevocably accept that in case of breach by a Bank of the undertaking provided herewith, the breaching Bank irrevocably undertakes to pay, up to its commitment, in free and immediately available funds, in the name and on behalf of the Offerors:

(i)	directly to, and at the first demand from, the Financial Intermediary for the purpose of a new settlement of the Offer by way of centralised liquidation systems; and

(ii)	in case of breach by a Bank of the undertaking provided in (i) above, directly to and at first demand from, any person that accepted the Offer (which presents a statement issued by the respective financial intermediary certifying the acceptance of the Offer and the number of shares tendered by such acceptant), the amount of the unsettled consideration due to such acceptant of the Offer for the sale of their shares which is stated in such certificate (without the need of any other formality), provided however that the Financial Intermediary shall bear full responsibility for such payment, in respect of each Bank that has remitted to the Financial Intermediary for settlement of the consideration of the Offer the funds corresponding to its commitment and written confirmation thereof issued by the Financial Intermediary is faxed to CMVM up to the end of the date of the settlement of the Offer (it being understood, for the avoidance of doubt, that any Bank in relation to which such evidence is not presented up to the end of the date of the settlement of the Offer shall remain liable pursuant to the provisions of this paragraph 5);
(6)	the Banks definitively, irrevocably and unconditionally accept that they are not entitled to assess the legality or fairness of a request pursuant to paragraph (5) above and expressly and unreservedly waive any right to prior enforcement against the Offerors and the right to contest the validity of the requests submitted pursuant to the terms of this letter and of the payments effected thereunder (namely, without limitation, the right to oppose to the Financial Intermediary or the demanding acceptants any means of defence related with the contractual relations among the Banks, the Financial Intermediary and the Offerors);

(7)	the undertakings from each of the Banks that are provided for in this letter are made on a several basis up to its respective commitment as set out in the Schedule attached hereto; and

(8)	the Banks accept that the undertakings provided for in this letter shall be governed by and construed in accordance with Portuguese law, and that all matters or conflicts regarding their validity, interpretation and compliance, as far as the relations with the Financial Intermediary and the addressees of the Offer are concerned, shall be submitted to the jurisdiction of the Courts of the Portuguese Republic.
The Financial Intermediary hereby declares and acknowledges that:
(a)	it fully acknowledges the Banks undertakings pursuant to this letter;

(b)	upon remittance to it by the Banks of the consideration due for the shares tendered pursuant to the Offer on the date of the settlement of the Offer, it shall settle the Offer with such funds in the name and on behalf of the Offerors, the Financial Intermediary hereby irrevocably accepting that in case of breach by it of the undertaking provided herewith, any person that accepted the Offer (which presents a statement issued by the respective financial intermediary certifying the acceptance of the Offer and the number of shares tendered by such acceptant), shall be entitled to claim directly to and at first demand from the Financial Intermediary, acting in the name and on behalf of the Offerors, the amount of the unsettled consideration due to such acceptant of the Offer for the sale of their shares which is stated in such certificate (without the need of any other formality);
(c)	the Financial Intermediary definitively, irrevocably and unconditionally accepts it is not entitled to assess the legality or fairness of the request pursuant to (b) above, and expressly and unreservedly waives any right to prior enforcement against the Offerors and the right to contest the validity of the requests submitted pursuant to the terms of this letter and of the payments effected thereunder (namely, without limitation, the right to oppose to the demanding acceptants any means of defence related with the contractual relations among the Financial Intermediary, the Banks and the Offerors); and

(d)	the Financial Intermediary accepts that the undertakings provided for in this letter shall be governed by and construed in accordance with Portuguese law, and that all matters or conflicts regarding their validity, interpretation and compliance, as far as the relations with the addressees of the Offer are concerned, shall be submitted to the jurisdiction of the Courts of the Portuguese Republic.
In case the consideration due for the shares tendered pursuant to the Offer fails to be settled on the date such settlement shall be due to take place, CMVM shall inform the market of the undertakings of the Banks and of the Financial Intermediary vis-à-vis the acceptants of the Offer pursuant to the terms of this letter, as resulting from it and the documents delivered to CMVM in accordance with paragraph (5)(ii) above, in fine.
The Offerors hereby undertake to reimburse the acceptants of the Offer of any costs related with the issuance of the statements by their respective financial intermediaries referred to in paragraph (5)(ii) above.
The undertakings and obligations of the Banks and/or the Financial Intermediary vis-à-vis the acceptants of the Offer set forth in paragraph 5(ii) and paragraph (c) above, shall in no circumstance extend beyond the date falling 364 days from the date of this letter.
Banco Santander Totta, S.A., London Branch as Agent (on its own behalf and in the name and on behalf of the Banks, except for Caixa d’Estavais i Pensions de Barcelona and Banco Bilbao Vizcaya Argentaria, S.A.)

Signature:	Signature:
Name:	Name:
Position:	Position:
Caixa d’Estavais i Pensions de Barcelona Banco

Signature:	Signature:
Name:	Name:
Position:	Position:
Bilbao Vizcaya Argentaria

Signature:	Signature:
Name:	Name:
Position:	Position:
The Financial Intermediary

Signature:	Signature:
Name:	Name:
Position:	Position:
Acknowledged and confirmed
The Offerors
Sonaecom, SGPS, S.A.

Signature:	Signature:
Name:	Name:
Position:	Position:
Sonaecom, B.V.

Signature:	Signature:
Name:	Name:
Position:	Position:

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